UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2008

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02(e)  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

SIGNATURE

ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2007 Named Executive Officer Bonuses

On March 13, 2008 the Board of Directors of Salem Communications Corporation (the “Company”) conditionally approved the payment of the following annual incentive (i.e., bonus) awards to the Company’s named executive officers for the year ended December 31, 2007 pending the determination by Company management that certain financial criteria effective as of March 31, 2008 were fulfilled.  On April 25, 2008, senior management determined that the conditions had been satisfied and authorized the following payments:

Named Executive Officer	Title	Cash Bonus
Edward G. Atsinger III	Chief Executive Officer and Director	$170,000
Stuart W. Epperson	Chairman of the Board	65,000
Joe D. Davis	President – Radio Division	55,000
David A. R. Evans	President – New Business Development, Interactive and Publishing	45,000
Evan D. Masyr	Senior Vice President and Chief Financial Officer	50,000

Annual bonuses are designated to reward attainment of short-term and long-term goals and reflect both Company and individual performance. In determining the amounts of cash bonuses to be awarded to each named executive officer, the Board of Directors evaluated each executive’s performance by considering a variety of factors, including, among others, their ability to develop successful strategies, drive results and achieve financial results for the Company in 2007.

The Company provided additional information regarding the compensation given to the named executive officers during the year ended December 31, 2007, in the Form 10-K for the Company’s fiscal year ended December 31, 2007, filed with the United States Securities and Exchange Commission on March 17, 2008 and Proxy Statement filed with the Securities and Exchange Commission on April 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: April 30, 2008
By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer